                                   STOCK AGREEMENT


     This Agreement, made on this 5th day of December, 1997, between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas Corporation having its principal place of business in Fort Worth, Texas, hereinafter referred to as "Company" and Margaret L. Galda, hereinafter referred to as "Stockholder";

                                     WITNESSETH:

     WHEREAS, Company desires to sell to Stockholder one share of the Class A Voting Common Stock of the Company and, in consideration thereof, Stockholder hereby desires to agree to limitations on the transferability of such stock and to grant, transfer and assign to Company the right to purchase said shares under certain circumstances and conditions.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do mutually agree as follows:

     1. This Agreement shall apply to the Class A Voting share of stock of the Company issued to Stockholder, hereafter referred to as "the Class A Voting stock."

     2. The Company reserves the right to repurchase the Class A Voting stock which is the subject hereof at any time upon written notice to Stockholder. Additionally, the Company will repurchase the Class A Voting stock in the event any of the following occur:

          a. The Stockholder ceases to be licensed as a Texas life insurance agent.

          b. The Stockholder ceases, for any reason, to be an agent appointed by the Company.

          c. The Stockholder advises the Company in writing that the stockholder desires to sell the Class A Voting stock back to the Company.

     3. If the Class A Voting stock has not been repurchased from Stockholder by the Company as a result of the occurrence of any of the events described in paragraph "2," above, by December 31, 2000, then the Company will repurchase the Class A Voting stock on that date.

     4. The consideration which Stockholder has paid the Company for the share of Class A Voting stock which is the subject of this Agreement is five (5) times the price which the Company is currently paying for the Company's Class B Nonvoting stock. The Company will, at least annually, publish, or advise the Stockholder of, the price or prices which the Company will pay for both the Class A Voting and Class B Nonvoting stock of the Company. It is recognized and specifically agreed that such price or prices shall be determined by the Company in its sole and absolute discretion.

     5. All stock issued to Stockholder shall be legended in accordance with Texas law as to incorporated insurance agencies and with the following statement.

          "The shares represented by this certificate are subject to the provisions of that certain Stock Agreement executed on December 5, 1997, by and between Independent Research Agency for Life Insurance, Inc. ("Company"), and Margaret L. Galda, a copy of which Agreement is on file in the Company's office."

     6. Stockholder agrees not to transfer, pledge, assign or otherwise in any manner encumber the Class A Voting stock. This Agreement shall be binding upon the parties hereto, and all provisions hereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, successors and assigns of the parties hereto.

     7. No amendment, modification, nor waiver of any provision of this Agreement shall be valid unless made in writing and signed by both parties hereto.

     EXECUTED on this 5th day of December, 1997


                                   /s/ Margaret L. Galda
                                   ----------------------------------------
                                                Stockholder

                                   INDEPENDENT RESEARCH AGENCY FOR LIFE
                                   INSURANCE, INC.

ATTEST:                            By: /s/ James N. Lanier
                                       -----------------------------------
                                                President

/s/       ILLEGIBLE
-------------------------------
          Secretary

                                     RATIFICATION

     For good and valuable considerations, the receipt of which is hereby acknowledged the undersigned, spouse of Margaret L. Galda does hereby join in the execution of this Agreement and does hereby ratify and acknowledge that this agreement is entirely fair, just, and equitable and to his best interests and that he desires to bind his community interest, if any, in the performance of this Agreement.

     EXECUTED on this 5 day of December, 1997.



                                           /s/ Dwight W. Galda
                                 ---------------------------------------
                                                   Spouse



                        ACKNOWLEDGEMENT OF COMPANY PRESIDENT

STATE OF TEXAS      )

COUNTY OF TARRANT   )

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared James N. Lanier known to be the person or officer whose name is subscribed to the foregoing instrument and acknowledges to me that the same was the act of the said INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and considerations therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ___ day of December, 1997.



                                 ---------------------------------------
                                              Notary Public


                           ACKNOWLEDGEMENT OF STOCKHOLDER

STATE OF TEXAS      )

COUNTY OF TARRANT   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Margaret L. Galda known to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of December,
1997.



                                           /s/ Mira E. Murray
                                 ---------------------------------------
                                              Notary Public

                       ACKNOWLEDGEMENT OF STOCKHOLDER'S SPOUSE

STATE OF TEXAS      )

COUNTY OF TARRANT   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Dwight W. Galda known to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of December, 1997.


                                            /s/ Mira E. Murray
                                 ---------------------------------------
                                              Notary Public